Exhibit 99.1

FOR IMMEDIATE RELEASE	New York, NY (February 10, 2022)

IPG Announces Fourth Quarter and Full Year 2021 Results

FOURTH QUARTER
• 4Q Reported net revenue of $2.55 billion, an increase of 11.6% from a year ago, with organic net revenue growth of 11.7%
• 4Q Organic net revenue growth of 12.1% in the U.S. and 11.0% in International markets
• 4Q Diluted earnings per share of $0.90 as reported and $0.82 as adjusted

FULL YEAR
• FY reported net revenue increase of 12.9%, and organic net revenue growth of 11.9%
• FY reported net income of $952.8 million, and adjusted EBITA before restructuring charges of $1.53 billion
• FY adjusted EBITA before restructuring charges margin on net revenue of 16.8%
• FY diluted earnings per share of $2.39 as reported and $2.60 as adjusted

LOOKING AHEAD
• Entering the new year, management highlights significant operating momentum and positioning for future success
• Board approves 7% increase in quarterly dividend and reauthorizes share repurchase program

Philippe Krakowsky, CEO of IPG:

“As is evident in our results, the combination of strategy, talent and culture we have built at IPG continues to drive a high level of innovation, collaboration and creativity. Our strong performance reflects more than the cyclical economic recovery, it further validates the growing role we are playing with marketers as they adapt and enhance their businesses to meet the challenges and opportunities of the digital economy.

“Clients are increasingly looking for partners with expertise in first-party data management, performance media, creative ad tech and direct-to-consumer commerce, areas in which we remain very well-positioned. During the quarter and throughout the year, our best-in-class agency brands increasingly tapped into IPG’s foundational technology and data layer. Across marketing disciplines, channels and use cases, our combination of data, technology and creativity is resulting in a growing range of effective marketing and media solutions that help our clients to grow their brands and build their businesses.

“As we look ahead, we anticipate that 2022 will be another year of strong growth, on top of our multi-year, industry-leading performance. As such, we are targeting full-year organic growth of 5% in 2022. With that level of growth, we expect that in 2022 we will consolidate the significant
Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

gains achieved in adjusted EBITA margin over the past two years, at a level of approximately 16.6%. Our commitment to a strong balance sheet and financial flexibility remains a key priority, and the actions announced by our Board today, to increase our dividend and resume our share repurchase program, further speak to confidence in the forward trajectory of our company. Our strong financial foundation and performance, coupled with the talent of our people and the competitiveness of our offerings, will be key to our continued focus on further enhancing value for all of our stakeholders.”

Summary

Revenue
•Fourth quarter 2021 net revenue of $2.55 billion increased by 11.6% compared to $2.28 billion in the fourth quarter of 2020. The organic net revenue increase was 11.7%, which was comprised of an organic net revenue increase of 12.1% in the U.S. and an increase of 11.0% internationally. Fourth quarter 2021 total revenue, which includes billable expenses, was $2.93 billion compared to $2.55 billion in 2020.
•Full year 2021 net revenue of $9.11 billion increased by 12.9% compared to $8.06 billion in 2020. The organic net revenue increase was 11.9%, which was comprised of an organic net revenue increase of 10.9% in the U.S. and an increase of 13.9% internationally. Full year 2021 total revenue, which includes billable expenses, was $10.24 billion, compared to $9.06 billion in 2020.

Operating Results
•Operating income in the fourth quarter of 2021 was $457.3 million, including restructuring charges of $13.0 million, compared to $223.4 million, including restructuring charges of $253.9 million in 2020. Adjusted EBITA before restructuring charges was $491.8 million in the fourth quarter of 2021, compared to $498.8 million for the same period in 2020. Adjusted EBITA before restructuring charges margin on net revenue was 19.3% in the fourth quarter of 2021, compared to 21.8% for the same period in 2020. Restructuring charges in 2021 consist solely of adjustments to the Company’s 2020 restructuring program.
•Operating income for the full year 2021 was $1.44 billion, including restructuring charges of $10.6 million, compared to $588.4 million in 2020, including restructuring charges of $413.8 million. Adjusted EBITA before restructuring charges was $1.53 billion for the full year 2021, compared to $1.09 billion for the same period in 2020. Adjusted EBITA before restructuring charges margin on net revenue was 16.8% in 2021, compared to 13.5% in 2020.
•Net restructuring charges were $13.0 million and $10.6 million for the fourth quarter and full year of 2021, respectively. Restructuring charges were $253.9 million and $413.8 million for the fourth quarter and full year of 2020, respectively.
Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

•Refer to reconciliations on page 13 for more detail.

Net Results
•Income tax provision in the fourth quarter of 2021 was $67.4 million on income before income taxes of $433.3 million.
•Fourth quarter 2021 net income available to IPG common stockholders was $357.9 million, resulting in earnings of $0.91 per basic share and $0.90 per diluted share, compared to $0.29 and $0.28, respectively, for the same period in 2020. Adjusted earnings were $0.82 per diluted share as adjusted for after-tax amortization of acquired intangibles of $17.2 million, after-tax restructuring charges of $10.1 million, after-tax loss of $0.5 million on the sales of businesses, and the impact of tax valuation allowance reversals of $59.4 million. This compares to adjusted earnings of $0.86 per diluted share a year ago.
•Income tax provision for the full year 2021 was $251.8 million on income before income taxes of $1.22 billion.
•Full year 2021 net income available to IPG common stockholders was $952.8 million, resulting in earnings of $2.42 per basic share and $2.39 per diluted share, compared to $0.90 and $0.89, respectively, for the same period in 2020. Adjusted earnings were $2.60 per diluted share as adjusted for after-tax amortization of acquired intangibles of $69.3 million, after-tax restructuring charges of $7.4 million, an after-tax loss of $11.3 million on the sales of businesses, the impact of tax valuation allowance reversals of $59.4 million, and an after-tax loss of $55.5 million on the early extinguishment of debt. This compares to adjusted earnings of $1.73 per diluted share a year ago.
•Refer to reconciliations on pages 11 to 15 for more detail.

Operating Results

Revenue
During the fourth quarter of 2021, net revenue of $2.55 billion increased 11.6% compared to the same period in 2020. During the quarter, the effect of foreign currency translation was positive 0.2%, the impact of net divestitures was negative 0.3%, and the resulting organic revenue increase was 11.7%. Total revenue, which includes billable expenses, of $2.93 billion in the fourth quarter of 2021 increased 15.0% compared to 2020.

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

For the full year 2021, net revenue of $9.11 billion increased 12.9% compared to the same period in 2020. During the year, the effect of foreign currency translation was positive 1.4%, the impact of net divestitures was negative 0.4%, and the resulting organic revenue increase was 11.9%. Total revenue, which includes billable expenses, of $10.24 billion increased 13.0% during the full year 2021 compared to 2020.

Operating Expenses
For the fourth quarter of 2021, total operating expenses excluding billable expenses increased by 1.5%, compared to a net revenue increase of 11.6% for the same period in 2020. Total operating expenses excluding both billable expenses and restructuring charges increased by 15.0%. For the full year 2021, total operating expenses excluding billable expenses increased by 2.6%, compared to a net revenue increase of 12.9% for the same period in 2020. Total operating expenses excluding both billable expenses and restructuring charges increased by 8.5%.

Staff cost ratio, which is total salaries and related expenses as a percentage of net revenue, was 62.2% in the fourth quarter of 2021, compared to 58.9% in the same period in 2020. For the full year 2021, staff cost ratio was 65.6%, compared to 66.3% in the same period in 2020. During the fourth quarter of 2021, salaries and related expenses were $1.59 billion, an increase of 17.8% compared to the same period in 2020. For the full year 2021, salaries and related expenses was $5.98 billion, an increase of 11.8% compared to 2020. The increase in staff cost ratio as a percentage of net revenue in the fourth quarter was primarily driven by increases in performance-based employee incentive compensation expense as a result of strong operating performance, severance expense and temporary help expense supporting our revenue growth. The decrease in staff cost ratio as a percentage of net revenue for the full year 2021, was primarily driven by leverage in base salaries, benefits and tax that includes the benefit of initiatives taken during 2020, as well as lower severance expense, partially offset by increased performance-based employee incentive compensation expense, as a result of strong operating performance and increased temporary help expense.

For the fourth quarter office and other direct expenses as a percentage of net revenue decreased to 15.1% compared to 16.0% for the same period in 2020. For the full year 2021 office and other direct expenses as a percentage of net revenue decreased to 14.0% compared to 17.0% for the same period in 2020. During the fourth quarter of 2021, office and other direct expenses were $384.8 million, an increase of 5.5% compared to the same period in 2020. For the full year 2021, office and other direct expenses were $1.28 billion, a decrease of 6.5% compared to 2020. The increase in office and other direct expenses for the fourth quarter was related to increases in travel and entertainment expenses, client service costs and employee recruitment costs, partially offset by lower bad debt expense attributable to an improved credit outlook over the course of the COVID-19 pandemic. The decrease in office and other direct
Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

expenses for the full year 2021 was related to savings on occupancy expense as a result of real estate restructuring actions taken in 2020, a reduction in the year-over-year change in contingent acquisition obligations, lower travel and entertainment expenses and lower bad debt expense attributable to an improved credit outlook over the course of the COVID-19 pandemic, partially offset by an increase in employee recruitment costs.

For the fourth quarter of 2021, selling, general and administrative expenses as a percentage of net revenue increased to 1.3% from 1.0% in 2020. For the full year 2021 selling, general and administrative expenses as a percentage of net revenue increased to 1.3%, from 0.7% in 2020. During the fourth quarter of 2021, selling, general and administrative expenses were $32.5 million compared to $22.4 million for the same period in 2020. For the full year 2021, selling, general and administrative expenses were $122.3 million compared to $58.8 million for the same period in 2020. The increase for the fourth quarter and full year 2021 was primarily attributable to increases in performance-based employee incentive compensation expense and base salaries, benefits and tax.

For the fourth quarter and full year 2021, depreciation and amortization as a percentage of net revenue was 3.0% and 3.1%, respectively, compared to 3.2% and 3.6%, respectively, for the same periods in 2020. During the fourth quarter of 2021, depreciation and amortization was $75.1 million, an increase of 1.9% compared to the same period in 2020. For the full year 2021, depreciation and amortization was $283.8 million, a decrease of 2.3% compared to 2020.

During the fourth quarter and full year 2021, restructuring charges were $13.0 million and $10.6 million, respectively, consisting of adjustments to the Company's restructuring actions taken during 2020. There were no new restructuring actions in 2021. The non-cash component of these charges was $12.0 million and $9.8 million for the fourth quarter and full year 2021, respectively. Restructuring charges were $253.9 million and $413.8 million for the fourth quarter and full year 2020, respectively.

Non-Operating Results and Tax
Net interest expense decreased by $9.8 million to $30.2 million in the fourth quarter of 2021 from a year ago. Full year 2021 net interest expense decreased by $19.3 million to $143.4 million from a year ago.

Other income, net was $6.2 million for the fourth quarter of 2021 and other expense, net was $70.7 million for the full year 2021, which included a pre-tax loss of $74.0 million related to the early extinguishment of debt from the first quarter of 2021.

The income tax provision in the fourth quarter of 2021 was $67.4 million on income before income taxes of $433.3 million, compared to a provision of $58.1 million on income before
Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

income taxes of $173.6 million in the same period in 2020. The income tax provision for the full year 2021 was $251.8 million on income before income taxes of $1.22 billion, compared to a provision of $8.0 million on income before income taxes of $361.3 million in 2020.

The effective tax rate for the fourth quarter of 2021 was 15.6% compared to 33.5% for the same period in 2020. Excluding the impacts of amortization of acquired intangibles, restructuring charges, losses on the sales of businesses, and the tax valuation allowance reversals, the effective tax rate for the fourth quarter of 2021 was 28.7% compared to 26.1% in 2020 as similarly adjusted. The effective tax rate for the full year 2021 was 20.6% compared to 2.2% for the same period in 2020. Excluding the impacts of amortization of acquired intangibles, restructuring charges, net losses on the sales of businesses, tax valuation allowance reversals, and the early extinguishment of debt, the effective tax rate for the full year 2021 was 25.0% compared to 26.5% in 2020 as similarly adjusted.

Balance Sheet
At December 31, 2021, cash and cash equivalents totaled $3.27 billion, compared to $2.51 billion at December 31, 2020. Total debt was $2.96 billion at December 31, 2021, compared to $3.47 billion at December 31, 2020.

Share Repurchase Program and Common Stock Dividend
Interpublic’s Board of Directors reauthorized a program to repurchase, from time to time, up to $400 million of the company's common stock. The reauthorized share repurchase program will take effect immediately and has no expiration date.

During the fourth quarter of 2021, the Company declared and paid a common stock cash dividend of $0.270 per share, for a total of $106.3 million. During 2021, the Company paid four quarterly cash dividends of $0.270 per share on our common stock, which corresponded to aggregate dividend payments of $427.7 million for the full year.

The Company also announced that its Board of Directors has declared a common stock cash dividend of $0.290 per share, payable quarterly to holders of record on an ongoing basis.

For further information regarding the Company's financial results as well as certain non-GAAP measures including organic net revenue growth, adjusted EBITA, adjusted EBITA before restructuring charges and adjusted earnings per diluted share, and the reconciliations thereof, please refer to pages 11 to 15 and our Investor Presentation filed on Form 8-K herewith and available on our website, www.interpublic.com.

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Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

About Interpublic
Interpublic (NYSE: IPG) (www.interpublic.com) is a values-based, data-fueled, and creatively-driven provider of marketing solutions. Home to some of the world’s best-known and most innovative communications specialists, IPG global brands include: Acxiom, Craft, FCB, FutureBrand, Golin, Huge, Initiative, Jack Morton, Kinesso, MAGNA, Matterkind, McCann, Mediahub, Momentum, MRM, MullenLowe Group, Octagon, R/GA, UM, Weber Shandwick and more. IPG is an S&P 500 company with net revenue of $9.11 billion in 2021.

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Contact Information
Tom Cunningham
(Press)
(212) 704-1326

Jerry Leshne
(Analysts, Investors)
(212) 704-1439

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

Cautionary Statement

This release contains forward-looking statements. Statements in this release that are not historical facts, including statements about management's beliefs and expectations, constitute forward-looking statements. These statements are based on current plans, estimates and projections, and are subject to change based on a number of factors, including those outlined under Item 1A, Risk Factors, in our most recent Annual Report on Form 10-K, and our other filings with the Securities and Exchange Commission ("SEC"). Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Such factors include, but are not limited to, the following:

◦the effects of a challenging economy on the demand for our advertising and marketing services, on our clients’ financial condition and on our business or financial condition;
◦the impacts of the COVID-19 pandemic, including unanticipated developments like the emergence of new coronavirus variants or any shortfalls in vaccination efforts, and associated mitigation measures such as social distancing efforts and restrictions on businesses, social activities and travel on the economy, our clients and demand for our services, which may precipitate or exacerbate other risks and uncertainties;
◦our ability to attract new clients and retain existing clients;
◦our ability to retain and attract key employees;
◦risks associated with assumptions we make in connection with our critical accounting estimates, including changes in assumptions associated with any effects of a challenging economy;
◦potential adverse effects if we are required to recognize impairment charges or other adverse accounting-related developments;
◦risks associated with the effects of global, national and regional economic and political conditions, including counterparty risks and fluctuations in interest rates, inflation rates and currency exchange rates;
◦developments from changes in the regulatory and legal environment for advertising and marketing services companies around the world, including laws and regulations related to data protection and consumer privacy;
◦the impact on our operations of general or directed cybersecurity events; and
◦failure to fully realize the anticipated benefits of our 2020 restructuring actions and other cost-saving initiatives.

Investors should carefully consider these factors and the additional risk factors outlined in more detail under Item 1A, Risk Factors, in our most recent Annual Report on Form 10-K, and our other SEC filings.

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES CONSOLIDATED SUMMARY OF EARNINGS FOURTH QUARTER REPORT 2021 AND 2020 (Amounts in Millions except Per Share Data) (UNAUDITED)

	Three Months Ended December 31,
	2021	2020	Fav. (Unfav.) % Variance
Revenue:
Net Revenue	$2,548.9	$2,284.4	11.6%
Billable Expenses	383.2	265.6	44.3%
Total Revenue	2,932.1	2,550.0	15.0%

Operating Expenses:
Salaries and Related Expenses	1,586.2	1,346.2	(17.8)%
Office and Other Direct Expenses	384.8	364.8	(5.5)%
Billable Expenses	383.2	265.6	(44.3)%
Cost of Services	2,354.2	1,976.6	(19.1)%
Selling, General and Administrative Expenses	32.5	22.4	(45.1)%
Depreciation and Amortization	75.1	73.7	(1.9)%
Restructuring Charges	13.0	253.9	94.9%
Total Operating Expenses	2,474.8	2,326.6	(6.4)%
Operating Income	457.3	223.4	>100%

Expenses and Other Income:
Interest Expense	(38.0)	(46.8)
Interest Income	7.8	6.8
Other Income (Expense), Net	6.2	(9.8)
Total (Expenses) and Other Income	(24.0)	(49.8)

Income Before Income Taxes	433.3	173.6
Provision for Income Taxes	67.4	58.1
Income of Consolidated Companies	365.9	115.5
Equity in Net Income of Unconsolidated Affiliates	2.1	1.5
Net Income	368.0	117.0
Net Income Attributable to Noncontrolling Interests	(10.1)	(4.7)
Net Income Available to IPG Common Stockholders	$357.9	$112.3

Earnings Per Share Available to IPG Common Stockholders[1]:
Basic	$0.91	$0.29
Diluted	$0.90	$0.28

Weighted-Average Number of Common Shares Outstanding:
Basic	393.7	390.5
Diluted	399.9	396.1

Dividends Declared Per Common Share	$0.270	$0.255

[1] Earnings per share amounts calculated on an unrounded basis.
Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES CONSOLIDATED SUMMARY OF EARNINGS ANNUAL REPORT 2021 AND 2020 (Amounts in Millions except Per Share Data) (UNAUDITED)
	Twelve Months Ended December 31,
	2021	2020	Fav. (Unfav.) % Variance
Revenue:
Net Revenue	$9,107.9	$8,064.5	12.9%
Billable Expenses	1,132.8	996.5	13.7%
Total Revenue	10,240.7	9,061.0	13.0%

Operating Expenses:
Salaries and Related Expenses	5,975.4	5,345.0	(11.8)%
Office and Other Direct Expenses	1,279.6	1,367.9	6.5%
Billable Expenses	1,132.8	996.5	(13.7)%
Cost of Services	8,387.8	7,709.4	(8.8)%
Selling, General and Administrative Expenses	122.3	58.8	>(100)%
Depreciation and Amortization	283.8	290.6	2.3%
Restructuring Charges	10.6	413.8	97.4%
Total Operating Expenses	8,804.5	8,472.6	(3.9)%
Operating Income	1,436.2	588.4	>100%

Expenses and Other Income:
Interest Expense	(173.1)	(192.2)
Interest Income	29.7	29.5
Other Expense, Net	(70.7)	(64.4)
Total (Expenses) and Other Income	(214.1)	(227.1)

Income Before Income Taxes	1,222.1	361.3
Provision for Income Taxes	251.8	8.0
Income of Consolidated Companies	970.3	353.3
Equity in Net Income of Unconsolidated Affiliates	2.5	0.9
Net Income	972.8	354.2
Net Income Attributable to Noncontrolling Interests	(20.0)	(3.1)
Net Income Attributable to IPG Common Stockholders	$952.8	$351.1

Earnings Per Share Available to IPG Common Stockholders[1]:
Basic	$2.42	$0.90
Diluted	$2.39	$0.89

Weighted-Average Number of Common Shares Outstanding:
Basic	393.0	389.4
Diluted	398.4	393.2

Dividends Declared Per Common Share	$1.080	$1.020

[1] Earnings per share amounts calculated on an unrounded basis.
Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES U.S. GAAP RECONCILIATION OF NON-GAAP ADJUSTED RESULTS (Amounts in Millions except Per Share Data) (UNAUDITED)
	Three Months Ended December 31, 2021
	As Reported	Amortization of Acquired Intangibles	Restructuring Charges	Net Losses on Sales of Businesses [1]	Tax Valuation Allowance Reversals	Adjusted Results (Non-GAAP)
Operating Income and Adjusted EBITA before Restructuring Charges [2]	$457.3	$(21.5)	$(13.0)			$491.8

Total (Expenses) and Other Income [3]	(24.0)			$(0.8)		(23.2)
Income Before Income Taxes	433.3	(21.5)	(13.0)	(0.8)		468.6
Provision for Income Taxes	67.4	4.3	2.9	0.3	$59.4	134.3
Effective Tax Rate	15.6%					28.7%
Equity in Net Income of Unconsolidated Affiliates	2.1					2.1
Net Income Attributable to Noncontrolling Interests	(10.1)					(10.1)
Net Income Available to IPG Common Stockholders	$357.9	$(17.2)	$(10.1)	$(0.5)	$59.4	$326.3

Weighted-Average Number of Common Shares Outstanding - Basic	393.7					393.7
Dilutive effect of stock options and restricted shares	6.2					6.2
Weighted-Average Number of Common Shares Outstanding - Diluted	399.9					399.9

Earnings Per Share Available to IPG Common Stockholders [4]:
Basic	$0.91	$(0.04)	$(0.03)	$(0.00)	$0.15	$0.83
Diluted	$0.90	$(0.04)	$(0.03)	$(0.00)	$0.15	$0.82

[1] Includes losses on complete dispositions of businesses and the classification of certain assets as held for sale.
[2] Refer to non-GAAP reconciliation of Adjusted EBITA before Restructuring Charges on page 13.
[3] Consists of non-operating expenses including interest expense, interest income and other expense, net.
[4] Earnings per share amounts calculated on an unrounded basis.
Note: Management believes the resulting comparisons provide useful supplemental data that, while not a substitute for GAAP measures, allow for greater transparency in the review of our financial and operational performance.

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES U.S. GAAP RECONCILIATION OF NON-GAAP ADJUSTED RESULTS (Amounts in Millions except Per Share Data) (UNAUDITED)
	Twelve Months Ended December 31, 2021
	As Reported	Amortization of Acquired Intangibles	Restructuring Charges	Net Losses on Sales of Businesses[1]	Tax Valuation Allowance Reversals	Loss on Early Extinguishment of Debt[2]	Adjusted Results (Non-GAAP)
Operating Income and Adjusted EBITA before Restructuring Charges [3]	$1,436.2	$(86.2)	$(10.6)				$1,533.0

Total (Expenses) and Other Income [4]	(214.1)			$(13.3)		$(74.0)	(126.8)
Income Before Income Taxes	1,222.1	(86.2)	(10.6)	(13.3)		(74.0)	1,406.2
Provision for Income Taxes	251.8	16.9	3.2	2.0	$59.4	18.5	351.8
Effective Tax Rate	20.6%						25.0%
Equity in Net Income of Unconsolidated Affiliates	2.5						2.5
Net Income Attributable to Noncontrolling Interests	(20.0)						(20.0)
Net Income Available to IPG Common Stockholders	$952.8	$(69.3)	$(7.4)	$(11.3)	$59.4	$(55.5)	$1,036.9

Weighted-Average Number of Common Shares Outstanding - Basic	393.0						393.0
Dilutive effect of stock options and restricted shares	5.4						5.4
Weighted-Average Number of Common Shares Outstanding - Diluted	398.4						398.4

Earnings Per Share Available to IPG Common Stockholders [5]:
Basic	$2.42	$(0.18)	$(0.02)	$(0.03)	$0.15	$(0.14)	$2.64
Diluted	$2.39	$(0.17)	$(0.02)	$(0.03)	$0.15	$(0.14)	$2.60

[1] Includes losses on complete dispositions of businesses and the classification of certain assets as held for sale.
[2] Consists of a loss incurred in the first quarter of 2021 related to the early extinguishment of our 4.000% unsecured senior notes due 2022, 3.750% unsecured senior notes due 2023 and half of our 4.200% unsecured senior notes due 2024.

[3] Refer to non-GAAP reconciliation of Adjusted EBITA before Restructuring Charges on page 13.
[4] Consists of non-operating expenses including interest expense, interest income and other expense, net.
[5] Earnings per share amounts calculated on an unrounded basis.
Note: Management believes the resulting comparisons provide useful supplemental data that, while not a substitute for GAAP measures, allow for greater transparency in the review of our financial and operational performance.
Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES U.S. GAAP RECONCILIATION OF NON-GAAP ADJUSTED RESULTS (Amounts in Millions) (UNAUDITED)
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020

Net Revenue	$2,548.9	$2,284.4	$9,107.9	$8,064.5

Non-GAAP Reconciliation:
Net Income Available to IPG Common Stockholders	$357.9	$112.3	$952.8	$351.1

Add Back:
Provision for Income Taxes	67.4	58.1	251.8	8.0
Subtract:
Total (Expenses) and Other Income	(24.0)	(49.8)	(214.1)	(227.1)
Equity in Net Income of Unconsolidated Affiliates	2.1	1.5	2.5	0.9
Net Income Attributable to Noncontrolling Interests	(10.1)	(4.7)	(20.0)	(3.1)
Operating Income	457.3	223.4	1,436.2	588.4

Add Back:
Amortization of Acquired Intangibles	21.5	21.5	86.2	85.9

Adjusted EBITA	478.8	244.9	1,522.4	674.3

Adjusted EBITA Margin on Net Revenue %	18.8%	10.7%	16.7%	8.4%
Restructuring Charges [1]	13.0	253.9	10.6	413.8

Adjusted EBITA before Restructuring Charges	$491.8	$498.8	$1,533.0	$1,088.1
Adjusted EBITA before Restructuring Charges Margin on Net Revenue %	19.3%	21.8%	16.8%	13.5%

[1] Restructuring charges of $13.0 million and $10.6 million in the fourth quarter and year ended December 31, 2021, respectively, were related to adjustments to our restructuring actions taken in 2020, which were designed to reduce our operating expenses structurally and permanently relative to revenue and to accelerate the transformation of our business.

Note: Management believes the resulting comparisons provide useful supplemental data that, while not a substitute for GAAP measures, allow for greater transparency in the review of our financial and operational performance.

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES U.S. GAAP RECONCILIATION OF NON-GAAP ADJUSTED RESULTS (Amounts in Millions except Per Share Data) (UNAUDITED)
	Three Months Ended December 31, 2020
	As Reported	Amortization of Acquired Intangibles	Restructuring Charges	Net Losses on Sales of Businesses [1]	Adjusted Results (Non-GAAP)
Operating Income and Adjusted EBITA before Restructuring Charges [2]	$223.4	$(21.5)	$(253.9)		$498.8

Total (Expenses) and Other Income [3]	(49.8)			$(15.2)	(34.6)
Income Before Income Taxes	173.6	(21.5)	(253.9)	(15.2)	464.2
Provision for Income Taxes	58.1	4.2	56.9	$2.0	121.2
Effective Tax Rate	33.5%				26.1%
Equity in Net Income of Unconsolidated Affiliates	1.5				1.5
Net Income Attributable to Noncontrolling Interests	(4.7)				(4.7)
Net Income Available to IPG Common Stockholders	$112.3	$(17.3)	$(197.0)	$(13.2)	$339.8

Weighted-Average Number of Common Shares Outstanding - Basic	390.5				390.5
Dilutive effect of stock options and restricted shares	5.6				5.6
Weighted-Average Number of Common Shares Outstanding - Diluted	396.1				396.1

Earnings Per Share Available to IPG Common Stockholders [4]:
Basic	$0.29	$(0.04)	$(0.50)	$(0.03)	$0.87
Diluted	$0.28	$(0.04)	$(0.50)	$(0.03)	$0.86

[1] Includes losses on complete dispositions of businesses and the classification of certain assets as held for sale.
[2] Refer to non-GAAP reconciliation of Adjusted EBITA before Restructuring Charges on page 13.
[3] Consists of non-operating expenses including interest expense, interest income and other expense, net.
[4] Earnings per share amounts calculated on an unrounded basis.
Note: Management believes the resulting comparisons provide useful supplemental data that, while not a substitute for GAAP measures, allow for greater transparency in the review of our financial and operational performance.

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES U.S. GAAP RECONCILIATION OF NON-GAAP ADJUSTED RESULTS (Amounts in Millions except Per Share Data) (UNAUDITED)
	Twelve Months Ended December 31, 2020
	As Reported	Amortization of Acquired Intangibles	Restructuring Charges	Net Losses on Sales of Businesses [1]	Net Impact of Various Discrete Tax Items [2]	Adjusted Results (Non-GAAP)
Operating Income and Adjusted EBITA before Restructuring Charges [3]	$588.4	$(85.9)	$(413.8)			$1,088.1

Total (Expenses) and Other Income [4]	(227.1)			$(67.0)		(160.1)
Income Before Income Taxes	361.3	(85.9)	(413.8)	(67.0)		928.0
Provision for Income Taxes	8.0	16.9	93.1	5.0	$122.6	245.6
Effective Tax Rate	2.2%					26.5%
Equity in Net Income of Unconsolidated Affiliates	0.9					0.9
Net Income Attributable to Noncontrolling Interests	(3.1)					(3.1)
Net Income Available to IPG Common Stockholders	$351.1	$(69.0)	$(320.7)	$(62.0)	$122.6	$680.2

Weighted-Average Number of Common Shares Outstanding - Basic	389.4					389.4
Dilutive effect of stock options and restricted shares	3.8					3.8
Weighted-Average Number of Common Shares Outstanding - Diluted	393.2					393.2

Earnings Per Share Available to IPG Common Stockholders [5]:
Basic	$0.90	$(0.18)	$(0.82)	$(0.16)	$0.31	$1.75
Diluted	$0.89	$(0.18)	$(0.82)	$(0.16)	$0.31	$1.73

[1] Includes losses on complete dispositions of businesses and the classification of certain assets as held for sale.
[2] Includes a tax benefit of $136.2 related to the finalization and settlement of the U.S. Federal income tax audit for years 2006 through 2016 partially offset by $13.6 of tax expense related to the estimated costs associated with our change in our APB 23 assertion for certain foreign subsidiaries.

[3] Refer to non-GAAP reconciliation of Adjusted EBITA before Restructuring Charges on page 13.
[4] Consists of non-operating expenses including interest expense, interest income and other expense, net.
[5] Earnings per share amounts calculated on an unrounded basis.
Note: Management believes the resulting comparisons provide useful supplemental data that, while not a substitute for GAAP measures, allow for greater transparency in the review of our financial and operational performance.
Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax